UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2025
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CERENCE INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 416 Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (857)362-7300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On September 2, 2025, Cerence Inc. (the “Company”) announced a restructuring plan with respect to certain foreign operations intended to further reduce operating expenses and position the Company for profitable future growth (the “Plan”). The Company estimates that it will incur cash restructuring charges of approximately $7.2 to $7.9 million in connection with the Plan, primarily consisting of severance payments, payments in lieu of notice, employee benefits and related costs. The Company expects to incur the majority of these expenses in the first quarter of fiscal year 2026 and the implementation of the Plan will be substantially complete by the end of the first quarter of fiscal year 2026. Potential position eliminations are subject to applicable legal requirements, which may extend this process beyond the first quarter of fiscal year 2026 in certain cases. The charges that the Company expects to incur are subject to a number of assumptions, including applicable legal requirements, and actual expenses and charges may differ materially from the estimates disclosed above.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 2, 2025, the Company entered into a retention agreement with Nils Schanz, Executive Vice President, Product and Technology of the Company (the “Retention Agreement”). Pursuant to the Retention Agreement, Mr. Schanz will receive a retention bonus of $350,000 (converted to Euro as of September 1, 2025) (the “Retention Bonus”). Mr. Schanz will be obligated to repay the full amount of the Retention Bonus if (i) he resigns or gives the Company notice of his resignation or (ii) he receives a notice from the Company of a termination for “cause”, in each case on or prior to August 25, 2026.
The Retention Agreement also provides for Mr. Schanz to receive a one-time equity award with a target value of $2,000,000, of which 50% will be in the form of time-based restricted stock units and the other 50% will be in the form of performance-based restricted stock units. The time-based restricted stock units will vest in three equal installments on each of October 1, 2026, October 1, 2027 and October 1, 2028, in each case subject to Mr. Schanz’s continued service with the Company through the applicable vesting date. The performance-based restricted stock units will be earned based on the achievement of pre-established performance metrics for each of fiscal years 2026, 2027 and 2028, with one-third of the total performance-based restricted stock units eligible to be earned for each fiscal year. The performance-based restricted stock units, to the extent earned, will vest after three years, subject to Mr. Schanz’s continued service with the Company through such date.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the estimated restructuring charges associated with, the time frame for completion of and recognition of charges associated with, and the ability to reduce operating expenses and position the Company for profitable growth pursuant to, the Plan. The statements are based on management’s current expectations, estimates, and projections, are not guarantees of future performance, and are subject to certain risks, uncertainties, and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, changes in the Company’s operating results and financial condition. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, the Company’s most recent Quarterly Report on Form 10-Q, and from time to time other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website (http://www.sec.gov). Stockholders of the Company are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this filing, or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerence Inc.

Date: September 5, 2025	By:	/s/ Tony Rodriquez
Name: Tony Rodriquez
Title: Executive Vice President, Chief Financial Officer